Exhibit 99.1

GlobalSCAPE, Inc. Awarded for Excellence in Compliance and Cloud Security
Company Receives Two Network Products Guide 2017 IT World Awards

SAN ANTONIO – June 29, 2017 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a worldwide leader in the secure movement and integration of data, announced that Network Products Guide, the industry's leading technology research and advisory guide, has recognized the Company as a 2017 IT World Award Gold and Silver winner.

Globalscape's distinguished product achievements have been recognized in two categories, including:

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Governance, Risk and Compliance (Gold Winner) – Enhanced File TransferTM (EFTTM) offers extensive security features that go beyond the mandated protocols and most rigorous industry regulations such as PCI DSS, FIPS 140-2 validation, HIPAA, HITECH, Sarbanes-Oxley (SOX), and others. The platform provides the ability to track and audit user activity or file movement while also monitoring and alerting any potential violations of security standards.

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Cloud Security (Silver Winner) – EFT Cloud ServicesTM brings together the security of on-premises file transfer with the flexibility of the cloud for a secure and scalable cloud data exchange infrastructure. Built-in regulatory compliance, governance and visibility controls keeps your data safe, while leveraging a hybrid cloud or virtual environment and works with top hosting providers.

Now in its 12th year, the annual IT World Awards recognition program encompasses the world's best in every area of information technology, including organizational performance, products and services, hot technologies, executive and management teams, successful deployments, product management and engineering, and customer satisfaction.

Award winners from all over the world were honored on Monday, June 26, 2017 during the 2017 SVUS Red Carpet Awards Ceremony Dinner in San Francisco.

Supporting Quote:
Peter Merkulov, Vice President of Product Strategy and Technology Alliances at Globalscape
"Providing our customers with industry-leading data management tools and capabilities for a secure and trusted environment—both on-premises and in the cloud—is in our company's DNA. We strive to provide technology that meets users' needs on-premises, in the cloud or wherever their data resides. These awards from Network Products Guide affirm what our customers tell us every day: Globalscape's suite of solutions, from implementation to support, are a reliable piece of an efficient data management strategy."

For more information about any of Globalscape's award-winning products, please visit: https://www.globalscape.com/products.

About Network Products Guide's IT World Awards
As industry's leading technology research and advisory publication, Network Products Guide plays a vital role in keeping decision makers and end-users informed of the choices they can make in all areas of information technology. The Annual IT World Awards is part of the SVUS Awards® recognition program from Silicon Valley in the United States of America which also includes other programs such as CEO World Awards, Consumer World Awards, Customer Sales and Service World Awards, Golden Bridge Awards, Globee Fastest Growing Private Companies Awards, Info Security PG's Global Excellence Awards, Pillar World Awards, PR World Awards, and Women World Awards. To learn more, visit www.networkproductsguide.com

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a worldwide leader in the secure movement and integration of data. Through Globalscape's powerful yet intuitive technology, organizations can accelerate their digital transformation and maximize their potential by unleashing the power of data. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," "expect," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

Globalscape Press Contact
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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